EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-265993 on Form S-8 of our report dated April 30, 2026, appearing in this Annual Report on Form 11-K of the Third Coast Bank 401(k) and Employee Stock Ownership Plan for the year ended December 31, 2025.

/s/ Weaver and Tidwell, L.L.P.

Houston, Texas

April 30, 2026